UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

AVANT TECHNOLOGIES, INC.

(f/k/a TREND INNOVATIONS HOLDING INC.)

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-225433 (Commission File Number)	38-4053064 (I.R.S. Employer Identification Number)

c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108

(Address and telephone number of principal executive offices)

(Issuer’s telephone number)

(866) 533-0065

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company Yes ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

Timothy Lantz – CEO & Director Resignation:

Effective April 24, 2024, Mr. Lantz vacated his positions as CEO and Director of the Company. Mr. Lantz vacated without any conflicts with the Company's Board of Directors. Avant’s Board of Directors would like to extend its gratitude to Mr. Lantz for his guidance, hard work, and dedication to the Company, and the board of directors wishes him well in all his future endeavors.

Angela Harris – COO Resignation:

Effective April 24, 2024, Angela Harris resigned as Chief Operating Officer (“COO”) of the Company. Ms. Harris`s resignation was not the result of any disagreements with the Company’s Board of Directors.

Jared Pelski – Vice President – Business Development Resignation:

Effective April 24, 2024, Jared Pelski resigned as Vice President – Business Development of the Company. Mr. Pelski`s resignation was not the result of any disagreements with the Company’s Board of Directors.

Effective April 24, 2024, the Company’s Board of Directors voided and canceled the Employment Agreement with Timothy Lantz dated November 3, 2023; Employment Agreement with Jared Pelski dated January 17, 2024; and the Employment Agreement with Angela Harris dated January 26, 2024. The Employment Agreements with Mr. Lantz, Mr. Pelski, and Ms. Harris were canceled by mutual consent and none of the parties has a claim against any of the others.

William Hisey – Interim CEO Appointment:

On April 24, 2024, Avant Technologies, Inc. (the “Company”) and William Hisey entered into an Employment Agreement pursuant to which Mr. Hisey was retained as Interim Chief Executive Officer (“CEO”). William Hisey is not a relative of any director or executive officer of the Company and does not own more than 5% of the Company's outstanding common stock. Mr. Hisey will undertake the responsibilities of Interim CEO, starting April 25, 2024, without concurrent membership on the board but as a member of the Senior Management Team.

Mr. Hisey is a veteran business executive, having held senior positions in business operations and finance, including private equity and corporate finance. His experiences run the spectrum from initial start-ups to Fortune 100 Companies. Mr. Hisey began his career at Ernst & Young before moving on to multiple financial roles at Pitney Bowes for the next decade. After several years as VP Business Development at IVAX Pharmaceuticals, he served as CFO of the boutique venture capital firm Snowmark Capital for several years. Mr. Hisey then transitioned to the entrepreneurial side of business by founding RxStrategies, a 340b pharmaceutical services startup, focusing on developing the business model, raising capital, and directing the ramp up of company infrastructure and front of the house activities. Subsequently, he served various roles at Sentry Data Systems, including CFO and VP-Business Development. Mr. Hisey has spent the last 13 years consulting with new business startups and providing fractional CFO services, primarily through Wired4Health.

From 2011 to present, Mr. Hisey has provided CFO and private equity services to a variety of companies, while also serving as the CFO for Wied4Health. These activities include financial structuring, business modeling, strategic planning, capital raises and due diligence/process improvement projects. From January 2005 to August 2010, Mr. Hisey held various roles with Sentry Data Systems, a healthcare solutions technology company, a PBM focused company. These roles included CFO and VP – Business Development. During his tenure, the company grew from 15 employees to 100+ employees with revenues growing dramatically from less than $1mm to $100mm+. He was instrumental in securing company recapitalization with PE firm and the ultimate sale to Craneware Corporation.

In consideration for serving as Interim CEO, Mr. Hisey will receive a base salary of $4,000 per month. Cash compensation will be reviewed and adjusted annually, as determined by the Compensation Committee of the Company. In addition to the monthly compensation, Mr. Hisey will be eligible to equity incentive in the form of the following:

(i)	Restricted Stock Awards (RSAs): The Company shall grant Mr. Hisey a quarterly RSA equal 70,0000 shares of common stock (the “Quarterly RSA”) for each calendar quarter beginning on April 1, 2024 and continuing throughout the term of employment. Payment shall be made in shares of common stock of the Company (“Stock”). To the extent that any portion of the Quarterly RSA is paid in Stock, shares of Stock shall be fully earned and vested upon issuance. The number of shares of Stock to be issued in such case will be determined by dividing that portion of the Quarterly RSA payable in Stock by 85% of the Company’s ten-day Volume Weighted Average Price (“VWAP”) of the Stock, for the ten-day period immediately prior to the date of issuance. This represents a 15% discount to the relevant VWAP, which discount shall at no point be less than $0.10 per share of Stock.

(ii)	Bonus: In connection with the issuance of any Quarterly RSA (the “RSA Quarterly Issuance”), the Company shall pay a bonus to Mr. Hisey in an amount equal to the estimated tax owed by Mr. Hisey in connection to the RSA Quarterly Issuance (including a grossed-up amount to reflect the tax impact of such bonus). Such bonus shall be payable within ten days of the issuance.

(iii)	Upon a Change in Control of the Company, defined as the sale of at least 50% of the shares of the Company, any non-vested ISOs and/or RSAs shall immediately vest. At Company’s discretion, Mr. Hisey may also receive special bonus awards for reaching mutually agreed upon fundraising and up-listing milestones.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Avant Technologies, Inc. and William Hisey dated April 24, 2024

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 26, 2024	AVANT TECHNOLOGIES, INC.

	By:	/s/	Vitalis Racius
		Name:	Vitalis Racius
		Title:	Chief Financial Officer, Director & Treasurer